UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2012

Quest Software, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-26937	33-0231678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Polaris Way

Aliso Viejo, California 92656

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code (949) 754-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

Agreement and Plan of Merger

On March 8, 2012, Quest Software, Inc., a Delaware corporation (“Quest” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Expedition Holding Company, Inc., a Delaware corporation (“Parent”), and Expedition Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by funds affiliated with Insight Venture Management, LLC, a Delaware limited liability company (“Insight”). The Merger Agreement was approved by the Company’s Board of Directors (the “Board”), acting upon the unanimous recommendation of a special committee composed of independent and disinterested members of the Board (the “Special Committee”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of Quest, par value $0.001, issued and outstanding immediately prior to the Effective Time, will be converted into the right to receive $23.00 in cash (the “Merger Consideration”), excluding (1) shares owned by stockholders who have perfected, and not withdrawn a demand for or lost the right to, appraisal rights under Delaware law, (2) treasury shares, (3) shares held by Parent, Merger Sub or any other wholly owned subsidiary of Parent and (4) shares to be contributed to Parent by the Rollover Investors (defined below) pursuant to the Rollover Letter (defined below).

Each of Quest, Parent and Merger Sub has made customary representations and warranties in the Merger Agreement, and each has agreed to use its reasonable best efforts to consummate the Merger. Quest has also agreed to various covenants in the Merger Agreement, including, among others, (i) to conduct its business in all material respects in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the Effective Time and (ii) to cause a special meeting of Quest’s stockholders to be held to consider the approval of the Merger Agreement.

Pursuant to the terms of a “go-shop” provision in the Merger Agreement, during the period beginning on the date of the Merger Agreement and continuing until 12:00 a.m. New York time on the 61st calendar day thereafter (the “No-Shop Period Start Date”), Quest and its subsidiaries and their respective representatives may initiate, solicit and encourage any alternative acquisition proposals from third parties and may provide non-public information to and participate in discussions and engage in negotiations with third parties with respect to alternative acquisition proposals, subject to the terms of the Merger Agreement. Beginning on the No-Shop Period Start Date, Quest will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and participate in discussions and engage in negotiations with third parties regarding alternative acquisition proposals, provided that Quest may continue to engage in the aforementioned activities with certain third parties that made an alternative acquisition proposal prior to the No-Shop Period Start Date and that the Board has determined constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement).

Notwithstanding the limitations applicable after the No-Shop Period Start Date, prior to the requisite stockholder approval of the Merger, the “no-shop” provision is subject to a customary “fiduciary-out” provision that allows Quest, under certain circumstances, to provide information to and participate in discussions and engage in negotiations with third parties with respect to an alternative acquisition proposal that the Board, or any committee thereof, has determined is, or could reasonably be expected to result in, a Superior Proposal (as defined in the Merger Agreement). In addition, the Board may change its recommendation with respect to the Merger if the Board determines in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with the Board’s fiduciary duties under applicable law.

Consummation of the Merger is subject to various conditions, including, (i) the affirmative vote by the holders of a majority of the outstanding shares of common stock, (ii) the affirmative vote by the holders of a majority of the outstanding unaffiliated shares of common stock, which excludes any shares of common stock held by Parent, Merger Sub or any of the Rollover Investors (as defined below), (iii) the absence of any law, injunction, judgment or ruling enjoining or prohibiting the Merger, (iv) the accuracy of the representations and warranties made by the parties, (v) the performance by the parties in all material respects of their covenants, obligations and agreements under the Merger Agreement, (vi) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required government approvals, (vii) the absence of a material adverse effect on the Company, (viii) that the common stock of the Company is listed on The Nasdaq Global Select Market on the Closing Date (as defined in the Merger Agreement) and (ix) certain other customary conditions. Parent also is not required to consummate the Merger until after completion of a marketing period for the financing it is using to fund a portion of the Merger Consideration.

The Merger Agreement contains certain termination rights for Quest and Parent. Upon termination of the Merger Agreement under specified circumstances, Quest will be required to pay Parent a termination fee and, in addition, reimburse Parent, Merger Sub and their respective affiliates for their out-of-pocket expenses incurred in connection with the Merger Agreement, up to a maximum of $7.0 million (the “Parent Expenses”). If the termination fee becomes payable as a result of Quest entering into an alternative acquisition agreement that constitutes a Superior Proposal (as defined in the Merger Agreement) during the “go-shop” period, the amount of the termination fee (excluding any Parent Expenses) is $4.2 million. If the termination fee becomes payable under any other circumstances, the amount of the termination fee (excluding any Parent Expenses) is $6.3 million. In addition, in the event that the Merger Agreement is terminated under certain specified circumstances, including due to a willful or intentional breach of the Company, then payment of the termination fee and/or Parent Expenses by the Company shall not relieve or release the Company from any additional liability up to a maximum of $12.6 million (inclusive of the termination fee previously paid).

The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $9.0 million (the “Parent Termination Fee”) if the Merger Agreement is terminated under certain specified circumstances. Under certain other specified circumstances, including in the case of the Company’s termination due to an intentional breach by Parent or Merger Sub causing a failure of the debt financing to be funded, or certain other intentional or willful breaches of Parent or Merger Sub, payment of the Parent Termination Fee shall not relieve or release Parent or Merger Sub from any additional liability up to a maximum of $18.0 million (inclusive of the Parent Termination Fee previously paid) (the “Damages Remedy”).

In addition, subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by September 8, 2012.

Parent and Merger Sub are entitled to seek specific performance in order to enforce Quest’s obligations under the Merger Agreement and, subject to certain exceptions, Quest is entitled to seek specific performance in order to enforce Parent and Merger Sub’s obligations under the Merger Agreement, including causing the equity financing to be funded or to consummate the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference. The Merger Agreement has been attached as an exhibit in order to provide information regarding its terms. It is not intended to provide any other factual information about Quest, Parent, Merger Sub or their respective subsidiaries and affiliates. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing such matters as facts); and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any description thereof, as characterizations of the actual state of facts or condition of Quest, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Quest and Parent.

Rollover Letter

Vincent C. Smith, Chairman and Chief Executive Officer of Quest, and the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2 and the Vincent C. Smith Annuity Trust 2011-1 (collectively, the “Rollover Investors”) entered into a commitment letter (the “Rollover Letter”) with Parent pursuant to which the Rollover Investors will contribute, prior to the closing and subject to the terms and conditions therein, all of their shares of common stock, stock options and restricted stock units of Quest to Parent in exchange for equity interests in Parent. Quest is not a party to the Rollover Letter. The form of Rollover Letter is included as Exhibit A to the Merger Agreement attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Limited Guaranty

The Rollover Investors and funds affiliated with Insight have delivered to Quest a limited guaranty with respect to their respective specified percentage of Parent’s obligation to pay any Parent Termination Fee, Damages Remedy and certain expenses of Quest, as applicable, due pursuant to the Merger Agreement (the “Guaranty”). The Guaranty is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Commitment Letters

To support its and Merger Sub’s obligations under the Merger Agreement, Parent has obtained equity financing commitments in an amount of $210 million from funds affiliated with Insight as well as $1.195 billion of debt financing commitments from J.P. Morgan Chase Bank N.A., RBC Capital Markets and Barclays Capital. Quest is not a party to any of these commitment letters.

Voting Agreement

The Rollover Investors beneficially own approximately 34% of the outstanding Company common stock and, concurrently with the execution of the Merger Agreement and in their capacities as stockholders of the Company, have entered into a voting agreement (the “Voting Agreement”) with the Company, pursuant to which they have agreed to, among other things, vote their shares in favor of the approval of the Merger Agreement and other proposals necessary to consummate the Merger unless such Voting Agreement is terminated pursuant to its terms. The Voting Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Severance Plan

On March 8, 2012, the Board adopted the Quest Software, Inc. Change in Control Severance Plan (the “Plan”) in order to encourage certain management-level employees of Quest to continue to focus on the best interests of the Company’s stockholders and provide severance protections to such employees in the event their employment is terminated in connection with a change in control of the Company under the circumstances described in the Plan. For purposes of the Plan, the term “change in control” is defined as consummation of any transaction that the Board shall have determined is a Superior Proposal (as defined in the Merger Agreement). The consummation of the Merger will not be considered a change in control for purposes of the Plan.

Under the terms of the Plan and subject to the conditions thereof, participants in the Plan will receive severance benefits and accrued rights if his or her employment is terminated involuntarily by the Company or any of its affiliates other than for cause (as defined in the Plan), or by resignation of the employee for good reason (as defined in the Plan), on or before the two-year anniversary of a change in control. An employee who leaves his or her employment for any reason other than good reason, as defined in the Plan, shall not receive severance benefits. A Plan participant shall receive a cash severance benefit, payable in a lump sum, equal to the product of (i) 1/12 of the participant’s annual rate of base salary in effect immediately prior to such participant’s termination date and (ii) the number of months in such participant’s severance multiple as specified in the Plan, as well as continued welfare benefits equivalent to those available to a similar executive who is still employed by the Company, for the number of months in such participant’s severance multiple as specified in the Plan, subject to certain contribution payments and other conditions. Such qualifying participant will also receive payment of all unpaid base salary, bonus or other amount accrued through his or her termination date.

In addition, subject to certain conditions, if a participant’s employment is terminated by the Company or any of its affiliates during the six-month period prior to, and in connection with, a change in control, then such participant is entitled to payment of the severance benefits and accrued rights described above. The foregoing summary of the Plan is qualified in its entirety by the full text of the Plan, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Press Release and Employee Communications

On March 9, 2012, Quest and Insight issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference. In addition, the Company circulated an internal announcement of the Merger to Company employees on March 9, 2012, which is attached hereto as Exhibit 99.2, along with certain of the Company’s other communications materials which are attached hereto as Exhibits 99.3 to 99.7.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance Plan

Certain of the Company’s named executive officers, including Scott J. Davidson, Steve Dickson and Alan Fudge, are participants in the Plan described in Item 1.01 above under the caption “Severance Plan,” and such discussion of the Plan is incorporated by reference into this Item 5.02 with respect to those named executive officers. Under the terms of the Plan, and subject to satisfaction of the conditions therein, such named executive officers would be entitled to the following payments upon a qualifying termination of employment based on their current base salaries: Mr. Davidson: $637,500; Mr. Dickson: $531,250; and Mr. Fudge: $625,000.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of March 8, 2012, by and among Expedition Holding Company, Inc., Expedition Merger Sub, Inc. and Quest Software, Inc.

10.1	Limited Guaranty, dated as of March 8, 2012, by Insight Venture Partners VII, L.P., Insight Venture Partners (Cayman) VII, L.P., Insight Venture Partners VII (Co-Investors), L.P., Insight Venture Partners (Delaware) VII, L.P., Insight Venture Partners Coinvestment Fund II, L.P., Vincent C. Smith, the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2 and the Vincent C. Smith Annuity Trust 2011-1 in favor of Quest Software, Inc.

10.2	Voting Agreement, dated as of March 8, 2012, among Vincent C. Smith, the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2 and the Vincent C. Smith Annuity Trust 2011-1 and Quest Software, Inc.

10.3	Quest Software, Inc. Change in Control Severance Plan

99.1	Joint Press Release issued by Quest Software, Inc. and Insight Venture Partners on March 9, 2012

99.2	Internal Employee Announcement, dated March 9, 2012

99.3	Employee FAQ

99.4	Quest Customer Letter

99.5	Quest Customer FAQ

99.6	Quest Partner Letter

99.7	Quest Partner FAQ

Additional Information and Where to Find It

The Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and intends to furnish or file other materials with the SEC in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING DECISION, QUEST’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Quest with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Quest by contacting Quest’s Investor Relations by telephone at (949) 754-8000, or by mail at Quest Software, Inc., 5 Polaris Way, Aliso Viejo, California 92656, Attention: Investor Relations, or by going to Quest’s Investor Relations page on its corporate website at www.quest.com.

Participants in the Solicitation

Quest and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Quest in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is included in Quest’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2011.

Forward-Looking Statements

This filing may include predictions, estimates and other information that might be considered forward-looking statements, including, without limitation, statements relating to the completion of this transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) the Company may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the ability to recognize benefits of the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, our unaffiliated stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011, which is available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quest Software, Inc.

Date: March 9, 2012	/s/ David P. Cramer
David P. Cramer
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 8, 2012, by and among Expedition Holding Company, Inc., Expedition Merger Sub, Inc. and Quest Software, Inc.

10.1	Limited Guaranty, dated as of March 8, 2012, by Insight Venture Partners VII, L.P., Insight Venture Partners (Cayman) VII, L.P., Insight Venture Partners VII (Co-Investors), L.P., Insight Venture Partners (Delaware) VII, L.P., Insight Venture Partners Coinvestment Fund II, L.P., Vincent C. Smith, the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2 and the Vincent C. Smith Annuity Trust 2011-1 in favor of Quest Software, Inc.

10.2	Voting Agreement, dated as of March 8, 2012, among Vincent C. Smith, the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2 and the Vincent C. Smith Annuity Trust 2011-1 and Quest Software, Inc.

10.3	Quest Software, Inc. Change in Control Severance Plan

99.1	Joint Press Release issued by Quest Software, Inc. and Insight Venture Partners on March 9, 2012

99.2	Internal Employee Announcement, dated March 9, 2012

99.3	Employee FAQ

99.4	Quest Customer Letter

99.5	Quest Customer FAQ

99.6	Quest Partner Letter

99.7	Quest Partner FAQ